EXHIBIT 10.2

AMENDMENT No.1
TO LICENSE AGREEMENT

This Amendment to the License Agreement (this “Amendment”) is entered into as of April 25, 2007 by and between Antik Denim, LLC (“Licensor”), with its principal place of business located at 5804 E. Slauson Avenue, Commerce, California, 90040 and North Star, LLC (“Licensee”), with its principal place of business located at 433 South Spring Street, Suite 301, Los Angeles, California 90013.

RECITALS

A.    The parties have entered into that certain License Agreement effective as of October 1st 2006 (the “Agreement”), under which Licensee obtained an exclusive license to manufacture and distribute Antik Denim brand apparel in the knit and headwear categories, as more fully set forth in the Agreement.

B.    The parties desire to amend the Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings hereinafter set forth, the Agreement is hereby amended as follows:

I.	Article 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2. TERRITORY. The Licensee shall be authorized to sell the Products within the Territory set forth in Exhibit F hereto.”

II.	A new Exhibit F is hereby added to the Agreement to read in its entirety as follows:

EXHIBIT F

The Territory

The territory shall be worldwide, except as follows (collectively, the “Territory”):

(a) The Licensee shall have no rights to sell the Products in any country located on the European continent.

(b) In the event that Licensor fails to distribute product within a “Key Economic Territory” within twenty-four (24) months from the inception of this Agreement, Licensor shall have the option to carve out such Key Economic Territory from this Agreement, which action shall not be considered a breach of this Agreement by Licensor and, further, which action shall have no affect on the Minimum Guaranteed Royalties and Minimum Guaranteed Net Sales requirements as set forth in this Agreement. In the event that Licensor carves out any Key Economic Territory from the Agreement pursuant to this Section 2(b), Licensor shall be entitled to grant a license to a third party in such Key Economic Territory under any terms and conditions that Licensor deems appropriate under the circumstances. “Key Economic Territory” shall be defined to mean any of the following countries: United States, Japan, Korea, China, Canada, Australia and Mexico.

(c) In the event that Licensor fails to distribute product within a “Non-Key Economic Territory” within thirty (30) months from the inception of this Agreement, Licensor shall have the option to carve out such Non-Key Economic Territory from this Agreement, which action shall not be considered a breach of this Agreement by Licensor and, further, which action shall have no affect on the Minimum Guaranteed Royalties and Minimum Guaranteed Net Sales requirements as set forth in this Agreement. In the event that Licensor carves out any Non-Key Economic Territory from the Agreement pursuant to this Section 2(c), Licensor shall be entitled to grant a license to a third party in such Non-Key Economic Territory under any terms and conditions that Licensor deems appropriate under the circumstances. “Non-Key Economic Territory” shall be defined to mean any country that is not defined as a Key Economic Territory in section 2 (b) above, excluding countries that are already excluded pursuant to subsection (a) above.

(d) Notwithstanding the provisions of Sections 2(b) and (c) herein, Licensor shall only be entitled to carve out from this Agreement any Key Economic Territory or Non-Key Economic Territory if, at the time when such right accrues or at any time thereafter when Licensor elects to exercise this right, other products bearing the Property are being sold in such territory, either by Licensor or under license to a third party.

III    Miscellaneous. The Agreement and this Amendment constitute the entire agreement between the parties on the subject matter hereof and thereof, and no amendment of the terms herein or therein shall be valid unless made in a writing signed by the parties. California law shall govern the interpretation and enforcement of this Amendment without regard to conflicts of laws principles. Unless otherwise defined herein, terms used herein shall bear the same respective meanings ascribed to such terms in the Agreement. Except as amended hereby, the Agreement and its Exhibits shall remain in full force and effect. This Amendment may be executed in counterparts and by facsimile, and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused the same to be executed by a duly authorized officer as of the day and year first above written:

“LICENSEE” North Star, LLC , By: /s/ Serge Bennat Its:

“LICENSOR” Antik Denim, LLC By: /s/ Paul Guez Its: Chief Executive Officer